Exhibit 11


                             CityFed Financial Corp.
              Statement Regarding the Computation of Per Share Loss




                                           Three Months Ended                Nine Months Ended
                                              September 30,                    September 30,
                                   -------------------------------      ------------------------------

                                       1997             1996               1997               1996
                                       ----             ----               ----               ----
Computation of Loss Per Share:

Weighted average number of
   shares outstanding              18,714,646         18,714,646         18,714,646         18,714,646

 Loss applicable to  common
    stock:1


  From continuing operations      $(2,077,000)       $(2,088,000)       $(6,267,000)       $(6,307,000)
                                  ============       ============       ============       ============

  From discontinued operations    $         -        $  (200,000)       $         -        $(4,350,000)
                                  ============       ============       ============       ============

  Net loss                        $(2,077,000)       $(2,288,000)       $(6,267,000)      $(10,657,000)
                                  ============       ============       ============      =============


 Loss per share:

  From continuing operations           $(0.11)            $(0.11)            $(0.33)           $(0.34)
                                       =======            =======            =======           =======

  From discontinued operations         $    -             $(0.01)            $    -            $(0.23)
                                       =======            =======            =======           =======

  Net loss                             $(0.11)            $(0.12)            $(0.33)           $(0.57)
                                       =======            =======            =======           =======



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1 Losses applicable to Common Stock are net of preferred stock dividends for the three months ended September 30, 1997 and 1996 in the amount of $2,159,000 in each period. Losses applicable to Common Stock are net of preferred stock dividends for the nine months ended September 30, 1997 and 1996 in the amount of $6,477,000 in each period.


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